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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 8-K-A/1


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


    DATE OF REPORT: May 13, 2003                COMMISSION FILE NO. 0-19485



                            ADVANCED FINANCIAL, INC.
                            ------------------------
             (Exact name of Registrant as specified in its charter)


           Delaware                                     84-1069416
           --------                                     ----------
(State or other jurisdiction of                        (IRS Employer
incorporation or organization)                        Identification


      5425 MARTINDALE, SHAWNEE, KS                        66218
----------------------------------------                  -----
(Address of principal executive offices)                (Zip Code)



     Registrant's Telephone Number (executive office), including Area Code:
                                 (913) 535-1072




          (Former name or former address, if changed since last report)
                                       N/A


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ITEM 4.  CHANGE IN CERTIFYING ACCOUNTANT

     1. (a) On May 9, 2003, The Registrant's certifying accountant, Grant Thornton LLP notified the Company that it declined to stand for re-election as auditors for the Registrant.

        (b) For the Registrant's financial statements for the years ended March 31, 2000, and 2001, Grant Thornton rendered an audit opinion modified as to an uncertainty as follows:

        The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As is discussed in Note N, the Company has incurred substantial losses from operations and has experienced consistent liquidity issues since reorganization in 1999; these factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        (c) As of May 9, 2003, there were no disagreements between the Registrant and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     2. As of the date of this report the firm of Weaver & Martin has been engaged by the Registrant as its principal accountant to examine and report on the financial statements for the fiscal years ending March 31, 2002 and 2003.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Exhibit 16, Letter Regarding Change in Certifying Accountant



                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            ADVANCED FINANCIAL, INC.
                                  (Registrant)

May 13, 2003                        By: /s/  L J Horbach
------------                            -------------------------------
    Date                                Larry J. Horbach, Assistant Secretary